EXHIBIT 99(ii)

NEWS RELEASE

CB&I (Chicago Bridge & Iron Company N.V.)

For Immediate Release: April 1, 2005	For Further Information Contact: Media: Bruce Steimle +1 832 513 1111 Analysts: Marty Spake +1 832 513 1245

CB&I APPOINTS ERNST & YOUNG AS ITS INDEPENDENT AUDITOR

THE WOODLANDS, Texas — April 1, 2005 — CB&I (NYSE: CBI) today announced that, effective today, its Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditor, for the calendar year 2005, subject to shareholder approval. Ernst & Young replaces Deloitte & Touche LLP, which had served as the Company’s independent auditor since 2002.

The change in independent auditor was not related to any disagreement between the Company and Deloitte & Touche LLP.

CB&I is one of the world’s leading engineering, procurement and construction (EPC) companies, specializing in lump-sum turnkey projects for customers that produce, process, store and distribute the world’s natural resources. With more than 60 locations and approximately 11,000 employees throughout the world, CB&I capitalizes on its global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. Information about CB&I is available at www.CBI.com.

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CB&I-2005-08